Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Third Quarter 2015 Operating Results

Three Month Results

• Net revenue increased 4.7% to $350.7 million • Adjusted EBITDA increased 3.7% to $159.0 million

Three Month Pro Forma Results

• Pro forma adjusted net revenue increased 1.8% • Pro forma adjusted EBITDA increased 2.5%

Baton Rouge, LA – November 5, 2015 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2015.

“I am very pleased with our third-quarter revenue growth, particularly given the strong third quarter we had a year ago. AFFO growth is strong and our expectation is that we will exceed the high end of our AFFO guidance for the full year of 2015,” said Lamar chief executive, Sean Reilly.

Third Quarter Highlights

• AFFO increased 12.0% • Pro forma direct and G&A operating expense growth held to 1.4% • Corporate expenses declined 2.2%

Third Quarter Results

Lamar reported net revenues of $350.7 million for the third quarter of 2015 versus $335.0 million for the third quarter of 2014, a 4.7% increase. Operating income for the third quarter of 2015 was $111.6 million as compared to $86.0 million for the same period in 2014. Lamar recognized net income of $86.0 million for the third quarter of 2015 compared to net income of $35.1 million for same period in 2014. Net income per basic and diluted share was $0.89 per share and $0.37 per share for the three months ended September 30, 2015 and 2014, respectively.

Adjusted EBITDA for the third quarter of 2015 was $159.0 million versus $153.4 million for the third quarter of 2014, a 3.7% increase.

Free Cash Flow for the third quarter of 2015 was $108.7 million as compared to $101.1 million for the same period in 2014, a 7.5% increase.

For the third quarter of 2015, Funds From Operations, or FFO, was $123.5 million versus $93.5 million for the same period in 2014, an increase of 32.0%. Adjusted Funds From Operations, or AFFO, for the third quarter of 2015 was $122.6 million compared to $109.5 million for the same period in 2014, a 12.0% increase. Diluted AFFO per share was $1.27 and $1.14 for the three months ended September 30, 2015 and 2014, respectively, which was an increase of 11.4%.

Q3 Pro Forma Three Months Results

Pro forma adjusted net revenue for the third quarter of 2015 increased 1.8% over pro forma adjusted net revenue for the third quarter of 2014. Pro forma adjusted EBITDA increased 2.5% as compared to pro forma adjusted EBITDA for the third quarter of 2014. Pro forma adjusted net revenue and pro forma adjusted EBITDA include adjustments to the 2014 period for acquisitions and divestitures for the same time frame as actually owned in the 2015 period. See “Reconciliation of Reported Basis to Pro Forma Basis”, which provides reconciliations to GAAP for adjusted and pro forma measures.

Q3 Nine Months Results

Lamar reported net revenues of $997.4 million for the nine months ended September 30, 2015 versus $950.4 million for the same period in 2014, a 5.0% increase. Operating income for the nine months ended September 30, 2015 was $278.2 million as compared to $190.2 million for the same period in 2014. Adjusted EBITDA for the nine months ended September 30, 2015 increased 6.3% to $432.9 million versus $407.4 million for the same period in 2014. In addition, Lamar recognized net income of $186.0 million for the nine months ended September 30, 2015 as compared to net income of $45.6 million for the same period in 2014. Net income per basic and diluted share was $1.93 per share and $0.48 per share for the nine months ended September 30, 2015 and 2014, respectively.

Free Cash Flow for the nine months ended September 30, 2015 increased 14.9% to $272.7 million as compared to $237.5 million for the same period in 2014.

For the nine months ended September 30, 2015, FFO was $312.5 million versus $235.9 million for the same period of 2014, a 32.5% increase. AFFO for the nine months ended September 30, 2015 was $319.5 million compared to $271.2 million for the same period in 2014, a 17.8% increase. Diluted AFFO per share increased 16.9% to $3.32 as compared to $2.84 in the comparable period in 2014.

Distributions

On September 30, 2015, Lamar made a dividend distribution of $0.69 per share, or a total of approximately $66.6 million, to common stockholders of record on September 16, 2015.

Liquidity

As of September 30, 2015, Lamar had $275.4 million in total liquidity that consisted of $246.3 million available for borrowing under its revolving senior credit facility and approximately $29.1 million in cash and cash equivalents.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding guidance for fiscal 2015. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, capital expenditures, debt refinancing or acquisitions; (5) our ability to continue to qualify as a REIT and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (GAAP): Adjusted EBITDA, Free Cash Flow, Funds From Operations (FFO), Adjusted Funds From Operations, (AFFO), Diluted AFFO per share, adjusted pro forma results and outdoor operating income. Adjusted EBITDA is defined as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments. Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures. Funds From Operations is defined as net income before real estate depreciation and amortization, gains or loss from disposition of real estate assets and investments and an adjustment to eliminate non-controlling interest, which is the definition used by the National Association of Real Estate Investment Trusts (NAREIT). Adjusted Funds From Operations is defined as Funds From Operations adjusted for straight-line (revenue) expense, stock-based compensation expense, non-cash tax expense (benefit), non-real estate related depreciation and amortization, amortization of deferred financing and debt issuance costs, loss on extinguishment of debt, non-recurring, infrequent or unusual losses (gains), less maintenance capital expenditures and an adjustment for non-controlling interest. Diluted AFFO per share is defined as AFFO divided by the weighted average diluted common shares outstanding. Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, depreciation and amortization and gain on disposition of assets. These measures are not intended to replace financial performance measures determined in accordance with GAAP and should not be considered alternatives to operating income, net income, cash flows from operating activities, or other GAAP figures as indicators of the

Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share, adjusted pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentation of these non-GAAP measures, including AFFO and FFO, may not be comparable to similarly titled measures used by similarly situated companies. See “Supplemental Schedules—Unaudited Reconciliations of Non-GAAP Measures” and “Supplemental Schedules—Unaudited REIT Measures and Reconciliations to GAAP Measures”, which provides a reconciliation of each of these measures to the most directly comparable GAAP measure.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, November 5, 2015 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Pass Code:	38281338
Available through Thursday, November 12, 2015 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Thursday, November 12, 2015 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 318,000 displays across the United States, Canada and Puerto Rico. Lamar offers advertisers a variety of billboard, interstate logo and transit advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,200 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Net revenues	$350,701	$334,998	$997,427	$950,364

Operating expenses (income)
Direct advertising expenses	121,676	112,388	350,859	338,173
General and administrative expenses	57,096	56,000	171,239	164,217
Corporate expenses	12,926	13,212	42,411	40,532
Stock-based compensation	6,121	5,474	17,508	15,987
Depreciation and amortization	46,441	62,675	144,396	203,250
Gain on disposition of assets	(5,203)	(775)	(7,230)	(2,001)

	239,057	248,974	719,183	760,158

Operating income	111,644	86,024	278,244	190,206

Other (income) expense
Interest income	(2)	(11)	(28)	(99)
Loss on extinguishment of debt	—	—	—	26,023
Other-than-temporary impairment of investment	—	—	—	4,069
Interest expense	24,709	24,418	73,953	80,772

	24,707	24,407	73,925	110,765

Income before income tax expense	86,937	61,617	204,319	79,441
Income tax expense	972	26,567	18,278	33,806

Net income	85,965	35,050	186,041	45,635
Preferred stock dividends	91	91	273	273

Net income applicable to common stock	$85,874	$34,959	$185,768	$45,362

Earnings per share:
Basic earnings per share	$0.89	$0.37	$1.93	$0.48

Diluted earnings per share	$0.89	$0.37	$1.93	$0.48

Weighted average common shares outstanding:
- basic	96,541,766	95,330,141	96,220,306	95,138,504
- diluted	96,602,429	95,753,522	96,284,482	95,548,098

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$159,003	$153,398	$432,918	$407,442
Interest, net	(23,533)	(23,235)	(70,427)	(77,050)
Current tax (expense) benefit	(2,278)	690	(8,706)	(8,764)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(24,399)	(29,621)	(80,764)	(83,876)

Free cash flow	$108,702	$101,141	$272,748	$237,479

OTHER DATA (continued):

	September 30,	December 31,
	2015	2014
Selected Balance Sheet Data:
Cash and cash equivalents	$29,078	$26,035
Working capital	$88,600	$47,803
Total assets	$3,416,400	$3,318,818
Total debt (including current maturities)	$1,968,435	$1,899,895
Total stockholders’ equity	$1,005,860	$981,466

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Selected Cash Flow Data:
Cash flows provided by operating activities	$125,253	$129,772	$313,470	$303,204
Cash flows used in investing activities	$(85,637)	$(73,627)	$(195,714)	$(130,936)
Cash flows used in financing activities	$(36,797)	$(62,045)	$(112,677)	$(176,786)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$125,253	$129,772	$313,470	$303,204
Changes in operating assets and liabilities	8,798	2,788	45,160	22,881
Total capital expenditures	(24,399)	(29,621)	(80,764)	(83,876)
Preferred stock dividends	(91)	(91)	(273)	(273)
Other	(859)	(1,707)	(4,845)	(4,457)

Free cash flow	$108,702	$101,141	$272,748	$237,479

Reconciliation of Adjusted EBITDA to Net Income:
Adjusted EBITDA	$159,003	$153,398	$432,918	$407,442
Less:
Stock-based compensation	6,121	5,474	17,508	15,987
Depreciation and amortization	46,441	62,675	144,396	203,250
Gain on disposition of assets	(5,203)	(775)	(7,230)	(2,001)

Operating Income	111,644	86,024	278,244	190,206

Less:
Interest income	(2)	(11)	(28)	(99)
Loss on extinguishment of debt	—	—	—	26,023
Other-than-temporary impairment of investment	—	—	—	4,069
Interest expense	24,709	24,418	73,953	80,772
Income tax expense	972	26,567	18,278	33,806

Net income	$85,965	$35,050	$186,041	$45,635

Capital expenditure detail by category:
Billboards - traditional	$8,939	$7,862	$21,628	$19,064
Billboards - digital	9,864	13,952	40,002	41,810
Logo	2,112	3,675	7,159	7,545
Transit	84	41	246	309
Land and buildings	1,706	1,800	5,845	7,502
Operating equipment	1,694	2,291	5,884	7,646

Total capital expenditures	$24,399	$29,621	$80,764	$83,876

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended September 30,
	2015	2014	% Change
Reconciliation of Reported Basis to Pro Forma(a) Basis:
Net revenue	$350,701	$334,998	4.7%
Acquisitions and divestitures	—	9,574

Pro forma adjusted net revenue	$350,701	$344,572	1.8%

Reported direct advertising and G&A expenses	$178,772	$168,388	6.2%
Acquisitions and divestitures	—	7,851

Pro forma direct advertising and G&A expenses	$178,772	$176,239	1.4%

Outdoor operating income	$171,929	$166,610	3.2%
Acquisitions and divestitures	—	1,723

Pro forma adjusted outdoor operating income	$171,929	$168,333	2.1%

Reported corporate expenses	$12,926	$13,212	(2.2)%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$12,926	$13,212	(2.2)%

Adjusted EBITDA	$159,003	$153,398	3.7%
Acquisitions and divestitures	—	1,723

Pro forma adjusted EBITDA	$159,003	$155,121	2.5%

(a)	Pro forma adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2014 for acquisitions and divestitures for the same time frame as actually owned in 2015.

	Three months ended September 30,
	2015	2014
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$171,929	$166,610
Less: Corporate expenses	12,926	13,212
Stock-based compensation	6,121	5,474
Depreciation and amortization	46,441	62,675
Plus: Gain on disposition of assets	5,203	775

Operating income	$111,644	$86,024

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income	$85,965	$35,050	$186,041	$45,635
Depreciation and amortization related to real estate	42,554	58,690	132,931	190,761
Gain from disposition of real estate assets	(5,125)	(324)	(6,924)	(919)
Adjustment for non-controlling interest	96	132	446	431

Funds From Operations	$123,490	$93,548	$312,494	$235,908

Straight-line expense (income)	(22)	(141)	181	(369)
Stock-based compensation expense	6,121	5,474	17,508	15,987
Non-cash tax expense (benefit)	(1,306)	22,017	9,572	25,042
Non-real estate related depreciation and amortization	3,887	3,985	11,465	12,489
Amortization of deferred financing and debt issuance costs	1,174	1,172	3,498	3,623
Loss on extinguishment of debt	—	—	—	26,023
Loss from other-than-temporary impairment of investment	—	—	—	4,069
Capitalized expenditures—maintenance	(10,610)	(16,465)	(34,746)	(51,162)
Adjustment for non-controlling interest	(96)	(132)	(446)	(431)

Adjusted Funds From Operations	$122,638	$109,458	$319,526	$271,179

Divided by weighted average diluted shares outstanding	96,602,429	95,753,522	96,284,482	95,548,098

Diluted AFFO per share	$1.27	$1.14	$3.32	$2.84